UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 9, 2013
Date of Report (date of earliest event reported)

iPARTY CORP.
(Exact name of registrant as specified in its charter)

Commission file number 001-15611

DELAWARE	76-0547750
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

270 Bridge Street, Suite 301, Dedham, MA	02026
(Address of Principal Executive Offices)	(Zip Code)

(781) 329-3952
(Registrant's Telephone No., including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 9, 2013, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 1, 2013, by and among  iParty Corp. (“iParty”), Party City Holdings, Inc., a Delaware corporation (“Party City”), and Confetti Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Party City (“Merger Sub”), Merger Sub was merged with and into iParty, with iParty being the surviving corporation (the “Merger”). Upon completion of the Merger, iParty became a wholly-owned subsidiary of Party City. The Merger Agreement and the transactions contemplated thereby, including the Merger, were previously approved by iParty’s board of directors and by its stockholders at a Special Meeting of the Stockholders held on May 9, 2013.

At the effective time and as a result of the Merger, (i) each issued and outstanding share immediately prior to the effective time of the Merger of common stock of the Company (the “Common Shares”), other than shares owned by the Company, any subsidiary of the Company, Parent or Merger Sub, was cancelled and extinguished and automatically converted into the right to receive $0.45 in cash, (ii) each issued and outstanding share immediately prior to the effective time of the Merger of Series B Convertible Preferred Stock (the “Series B Shares”), Series C Convertible Preferred Stock (the “Series C Shares”) and Series D Convertible Preferred Stock (the “Series D Shares”) was cancelled and extinguished and automatically converted into the right to receive its per share liquidation preference as set forth in its respective Certificate of Designation of $20.00 per share, (iii) each issued and outstanding share immediately prior to the effective time of the Merger of Series E Convertible Preferred Stock (the “Series E Shares”) was cancelled and extinguished and automatically converted into the right to receive $0.45 per each Series E Common Equivalent Share, which was set at 10.359 shares of Common Stock for each Series E Share or $4.66 per Series E Share and (iv) each issued and outstanding share immediately prior to the effective time of the Merger of Series F Convertible Preferred Stock (the “Series F Shares”, and collectively with the Common Shares, the Series B Shares, the Series C Shares, the Series D Shares and the Series E Shares, the “Shares”) was cancelled and extinguished and automatically converted into the right to receive $0.45 per each Series F Common Equivalent Share, which was set at 10.367 shares of Common Stock for each Series F Share or $4.67 per Series F Share, in each case without interest and less any applicable withholding taxes (the “Merger Consideration”).

In addition, at the effective time and as a result of the Merger, each outstanding and unexercised option immediately prior to the effective time of the Merger under the Company’s equity incentive plans (the “Company Options”) was terminated and converted into the right to receive (i) cash payment equal to the positive difference, if any, between $0.45 and its respective exercise price multiplied by (ii) the total number of Common Shares subject to such option.

The total amount of the consideration payable in connection with the Merger, including with respect to stock options, is approximately $38.4 million in cash, excluding transaction expenses. The funds used by Party City to consummate the Merger are from a combination of available cash-on hand and available borrowings under its existing credit facility.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continue Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Merger, iParty notified the NYSE MKT on May 9, 2013 that the Merger was consummated and requested that the NYSE MKT: (i) withdraw the Company's common stock from listing on the NYSE MKT prior to the opening of trading on May 10, 2013; and (ii) file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that the Company’s common stock is no longer listed on NYSE MKT.

As a result, the Company’s common stock will no longer be listed on the NYSE MKT. The Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that its common stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

 Item. 3.03 Material Modifications to Rights of Security Holders

In connection with the consummation of the Merger, each Share of the Company issued and outstanding  immediately prior to the effective time of the Merger was converted into the right to receive the consideration set forth under Item 2.01 above and the information in Item 2.01 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

The information in Item 2.01, 3.01 and 3.03 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In connection with the Merger, all members of the Company’s Board of Directors (Sal Perisano, Daniel DeWolf, Frank Haydu, Martin Hernon, and Joseph Vassalluzzo) resigned from the Company’s Board of Directors as of the Effective Time.  Additionally, the directors of Merger Sub immediately prior to the Effective Time (James M. Harrison and Gerald C. Rittenberg) became the directors of the Surviving Corporation immediately after the Effective Time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Restated Certificate of Incorporation, as amended, of the Company, as the Surviving Corporation in the Merger, was amended and restated to read the same as the Certificate of Incorporation of Merger Sub, except that the name of the Surviving Corporation is “iParty Corp.”. The Amended and Restated Certificate of Incorporation of the Surviving Corporation is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the Bylaws of the Company, as the Surviving Corporation in the Merger, was amended and restated to read the same as the Bylaws of Merger Sub. The Amended and Restated Bylaws of the Surviving Corporation are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

iParty held its Special Meeting of Stockholders on May 9, 2013 at which its stockholders adopted and approved the Merger Agreement and the proposal to approve the Merger related compensation.  The following is a brief description of each matter voted upon at the Special Meeting, as well as the final tally of the number of votes casts for or against each matter and the number of abstentions and broker non-votes with respect to each matter.  A more complete description of each matter is set forth in iParty’s proxy statement for the Special Meeting, filed with the SEC on March 15, 2013, as supplemented on May 2, 2013.

1.    To consider and vote upon a proposal to adopt and approve the Merger Agreement. The tabulation of votes on this matter was as follows:

Votes for:	24,956,137
Votes against:	92,735
Abstaining:	24,000
Broker non-votes:	—

2.    To consider and vote, on an advisory non-binding basis, upon a proposal to approve the Merger-related compensation that may be paid or become payable to iParty’s named executive officers. The tabulation of votes on this matter was as follows:

Votes for:	24,428,635
Votes against:	401,537
Abstaining:	242,700
Broker non-votes:	—

3. To consider and vote on a proposal to adjourn the Special Meeting, if necessary to solicit additional proxies in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger.

Item 8.01 Other Events.

On May 9, 2013, pursuant to the terms of the Merger Agreement, the parties consummated the Merger.

On May 9, 2013, the Company issued a press release announcing that the parties consummated the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1
Agreement and Plan of Merger, dated as of March 1, 2013, by and among iParty Corp., Party City Holdings Inc. and Confetti Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of iParty’s Current Report on Form 8-K filed with the SEC on March 1, 2013)

3.1	Amended and Restated Certificate of Incorporation of iParty Corp.

3.2	Amended and Restated Bylaws of iParty Corp.

99.1	Press Release, dated May 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

iPARTY CORP.
(Registrant)

May 9, 2013

By:/s/ Sal Perisano
Sal Perisano
Chairman of the Board and
Chief Executive Officer

Exhibit List

2.1
Agreement and Plan of Merger, dated as of March 1, 2013, by and among iParty Corp., Party City Holdings Inc. and Confetti Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of  iParty’s Current Report on Form 8-K filed with the SEC on March 1, 2013)

3.1	Amended and Restated Certificate of Incorporation of iParty Corp.

3.2	Amended and Restated Bylaws of iParty Corp.

99.1	Press Release, dated May 9, 2013.